                                                Filed Pursuant To rule 424(b)(3)
                                                      Registration No. 333-12431

PROSPECTUS SUPPLEMENT
To Prospectus dated February 18, 1997 and
Prospectus Supplement dated February 18, 1997

                                  $438,448,000

                         KEY AUTO FINANCE TRUST 1997-1
                $300,000,000 CLASS A-1 5.85% ASSET BACKED NOTES
                 $66,000,000 CLASS A-2 6.05% ASSET BACKED NOTES
                 $46,141,000 CLASS A-3 6.15% ASSET BACKED NOTES
                  $26,307,000 CLASS B 6.40% ASSET BACKED NOTES

                       KEY CONSUMER ACCEPTANCE CORPORATION
                                     SELLER

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    SERVICER

The Prospectus dated February 18, 1997 and the Prospectus Supplement dated February 18, 1997 are hereby amended and supplemented as indicated below. Terms used herein and not otherwise defined have the meanings given to them in the Prospectus and the Prospectus Supplement.

Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the Notes, the following portions of the Prospectus and the Prospectus Supplement do not apply and are deemed deleted from such documents to the extent the documents are used for market-making transactions:

         (a) the pricing table and related footnotes on the front cover page of the Prospectus Supplement and the sentences on the front cover page of the Prospectus Supplement with respect to the purchase of the Notes by the Underwriters from the Seller and the issuance thereof;

         (b) the paragraph on the inside front cover of the Prospectus Supplement regarding the obligation of dealers to deliver a prospectus and a prospectus supplement; and

         (c) the "Underwriting" section of the Prospectus Supplement.

                               -------------------

This Supplement to the Prospectus and the Prospectus Supplement is to be used by McDonald Investments in connection with offers and sales from time to time related to market-making transactions in the Notes in which McDonald Investments acts as principal. McDonald Investments may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale.

                               ------------------

                              MCDONALD INVESTMENTS
                                A KeyCorp Company

                   Prospectus Supplement dated August 4, 2000

The "Underwriting" section of the Prospectus Supplement is replaced with the following:

                              PLAN OF DISTRIBUTION

         The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by McDonald Investments Inc. ("McDonald Investments") that it may make a market in the Notes. McDonald Investments is not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

         After the initial distribution of the Notes by Credit Suisse First Boston Corporation and McDonald Investments, the Prospectus and the Prospectus Supplements may be used by McDonald Investments, a subsidiary of KeyCorp and an affiliate of the Seller and the Servicer, or its successors, in connection with offers and sales relating to market making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Any obligation of McDonald Investments are the sole obligations of McDonald Investments and do not create any obligations on the part of any affiliate of McDonald Investments. McDonald Investments is a member of the New York Stock Exchange.

         McDonald Investments may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, McDonald Investments may create a short position in the Notes for its own account. McDonald Investments may bid for and purchase Notes in the open market to cover such short positions. In addition, McDonald Investments may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. McDonald Investments is not required to engage in these activities, and may end these activities at any time.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from Credit Suisse First Boston and McDonald Investments.

         In the ordinary course of their respective businesses, Credit Suisse First Boston and McDonald Investments and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller and its affiliates.

The following section shall be inserted immediately following the section labelled "Legal Opinions" in the Prospectus Supplement:

                             ADDITIONAL INFORMATION

         For additional information regarding the activities of the Trust through May 31, 2000, we refer you to the Servicer Report attached as Annex A.

                         KEY AUTO FINANCE TRUST 1997-1
                            MONTHLY SERVICER REPORT
                  SERVICER: KEY BANK USA, NATIONAL ASSOCIATION
                  OWNER TRUSTEE: CHASE MANHATTAN BANK DELAWARE
                    INDENTURE TRUSTEE: BANKERS TRUST COMPANY

Collection Period: May 1 to May 31, 1000
Distribution Date: June 15, 2000


I. ORIGINAL DEAL PARAMETER INPUTS                                           KEYBANK            AFG                TOTAL
---------------------------------                                           -------            ---                -----
     (A) Total Portfolio Balance                                            $361,900,619.71   $76,547,430.60      $438,448,050.31
     (B) Total Securities Balance                                                                                 $455,986,000.00
     (C) Class A-1 Notes
         (i)   Class A-1 Notes Balance                                                                            $300,000,000.00
         (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                                        65.79%
         (iii) Class A-1 Notes Rate                                                                                         5.85%
         (iv) Class A-1 Notes Rate Cap                                                                                        N/A
         (v)  Class A-1 Notes Accrual Basis                                                                                30/360
     (D) Class A-2 Notes
         (i)   Class A-2 Notes Balance                                                                             $66,000,000.00
         (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                                        14.47%
         (iii) Class A-2 Notes Rate                                                                                         6.05%
         (iv) Class A-2 Notes Rate Cap                                                                                        N/A
         (v)  Class A-2 Notes Accrual Basis                                                                                30/360
     (E) Class A-3 Notes
         (i)   Class A-3 Notes Balance                                                                             $46,141,000.00
         (ii)  Class A-3 Notes Percentage (E(i)/B)                                                                         10.12%
         (iii) Class A-3 Notes Rate                                                                                         6.15%
         (iv) Class A-3 Notes Rate Cap                                                                                        N/A
         (v)  Class A-3 Notes Accrual Basis                                                                                30/360
     (F) Class B Notes
         (i)   Class B Notes Balance                                                                               $26,307,000.00
         (ii)  Class B Notes Percentage (F(i)/B)                                                                            5.77%
         (iii) Class B Notes Rate                                                                                           6.40%
         (iv) Class B Notes Rate Cap                                                                                          N/A
         (v)  Class B Notes Accrual Basis                                                                                  30/360
     (G) Certificates
         (i)   Certificates Balance                                                                                $17,538,000.00
         (ii)  Certificates Percentage (G(i)/B)                                                                             3.85%
         (iii) Certificates Rate                                                                                            7.70%
         (iv) Certificates Rate Cap                                                                                           N/A
         (v)  Certificates Accrual Basis                                                                                   30/360
     (H) Servicing Fee Rate                                                                                                 1.00%
     (I) Portfolio Summary
         (i)   Weighted Average Coupon (WAC)                                                                               13.00%
         (ii)  Weighted Average Original Maturity (WAOM)                                                               60.00 Mos.
         (iii) Weighted Average Remaining Maturity (WAM)                                                               58.00 Mos.
         (iv) Number of Receivables                                                                                        36,825
     (J) Reserve Account
         (i)   Reserve Account Initial Deposit Percentage                                                                   3.00%
         (ii)  Reserve Account Initial Deposit                                                                     $13,679,580.00
         (iii) Specified Reserve Account Balance(Greater of)
             (a) Percent of Remaining Securities Balance                                                                    3.00%
             (b) Percent of Initial Securities Balance                                                                      1.50%
             (c) Trigger Percent                                                                                            6.00%
     (K) Overcollateralization Targets
         (i)   Percent of Excess Turboed until Class A-1 is fully paid                                                    100.00%
         (ii)  Overcollateralization Target Level of Remaining Securities Balance                                         100.00%
     (L) Prefunding Account Initial Deposit                                                                                   N/A


May 2000 - Collection Period            Page 1

                         KEY AUTO FINANCE TRUST 1997-1
                            MONTHLY SERVICER REPORT
                  SERVICER: KEY BANK USA, NATIONAL ASSOCIATION
                  OWNER TRUSTEE: CHASE MANHATTAN BANK DELAWARE
                    INDENTURE TRUSTEE: BANKERS TRUST COMPANY




II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                         KEYBANK            AFG                        TOTAL
-------------------------------------------------                         -------            ---                        -----
     (A) Total Portfolio Balance                                           $49,202,255.23    $8,786,232.10         $57,988,487.33
     (B) Total Securities Balance                                                                                  $57,988,487.33
     (C) Cumulative Note and Certificate Pool Factor                                                                    0.1271716
     (D) Class A-1 Notes
         (i)   Class A-1 Notes Balance                                                                                      $0.00
         (ii)  Class A-1 Notes Pool Factor                                                                              0.0000000
         (iii) Class A-1 Notes Interest Carryover Shortfall                                                                 $0.00
         (iv) Class A-1 Notes Principal Carryover Shortfall                                                                 $0.00
     (E) Class A-2 Notes
         (i)   Class A-2 Notes Balance                                                                                      $0.00
         (ii)  Class A-2 Notes Pool Factor                                                                              0.0000000
         (iii) Class A-2 Notes Interest Carryover Shortfall                                                                 $0.00
         (iv) Class A-2 Notes Principal Carryover Shortfall                                                                 $0.00
     (F) Class A-3 Notes
         (i)   Class A-3 Notes Balance                                                                             $14,143,487.33
         (ii)  Class A-3 Notes Pool Factor                                                                              0.3065275
         (iii) Class A-3 Notes Interest Carryover Shortfall                                                                 $0.00
         (iv) Class A-3 Notes Principal Carryover Shortfall                                                                 $0.00
     (G) Class B Notes
         (i)   Class B Notes Balance                                                                               $26,307,000.00
         (ii)  Class B Notes Pool Factor                                                                                1.0000000
         (iii) Class B Notes Interest Carryover Shortfall                                                                   $0.00
         (iv) Class B Notes Principal Carryover Shortfall                                                                   $0.00
     (H) Certificates
         (i)   Certificates Balance                                                                                $17,538,000.00
         (ii)  Certificates Pool Factor                                                                                 1.0000000
         (iii) Certificates Interest Carryover Shortfall                                                                    $0.00
         (iv) Certificates Principal Carryover Shortfall                                                                    $0.00
     (I) Servicing Fee
         (i)   Servicing Fee Shortfall                                                                                      $0.00
     (J) End of Prior Month Account Balances
         (i)   Reserve Account                                                                                      $6,527,085.63
         (ii)  Payahead Account                                                                                        $70,837.69
         (iii)  Prefunding Account                                                                                            N/A
     (K) Net Losses on Receivables as of End of Prior Month
         (i)   Cumulative Net Losses for All Prior Periods                          $0.00            $0.00         $23,443,988.60
         (ii)  Net Losses for Second Preceding Period                               $0.00            $0.00            $528,084.63
         (iii) Net Losses for Preceding Period                                      $0.00            $0.00             $69,331.12
         (iv) Ratio Net Losses for Second Preceding period                                                              0.0077855
         (v) Ratio Net Losses for Preceding period                                                                      0.0011163
     (L) Delinquencies as of End of Prior Month
         (i)   Delinquency Ratio for Preceding Period                           0.0000000        0.0000000              0.0359892
         (ii)  Delinquency Ratio for Second Preceding Period                    0.0000000        0.0000000              0.0295004
     (M) Portfolio Summary as of End of Prior Month
         (i)   Weighted Average Coupon (WAC)                                       11.40%           19.55%                 12.63%
         (ii)  Weighted Average Remaining Maturity (WAM)                       23.54 Mos.       17.47 Mos.             22.62 Mos.
         (iii) Number of Receivables                                                8,779            1,779                 10,558
         (iv) Cumulative Balance of Subsequent Receivables Transferred               0.00            $0.00                    N/A


May 2000 - Collection Period            Page 2

                         KEY AUTO FINANCE TRUST 1997-1
                            MONTHLY SERVICER REPORT
                  SERVICER: KEY BANK USA, NATIONAL ASSOCIATION
                  OWNER TRUSTEE: CHASE MANHATTAN BANK DELAWARE
                    INDENTURE TRUSTEE: BANKERS TRUST COMPANY

III. MONTHLY INPUTS FROM THE MAINFRAME
--------------------------------------
     (A) Principal
         (i)   Principal Collections
         (ii)  Prepayments
         (iii) Repurchased Loan Proceeds Related to Principal
         (iv) Other Refunds Related to Principal
     (B) Interest
         (i)   Interest Collections
         (ii)  Repurchased Loan Proceeds Related to Interest
     (E) Payahead Account
         (i)  Payments Applied
         (ii) Additional Payaheads
         (iii) Net Addition to Payahead Account
     (F) Portfolio Summary as of End of Month
         (i)   Weighted Average Coupon (WAC)
         (ii)  Weighted Average Remaining Maturity (WAM)
         (iii) Remaining Number of Receivables
         (iv) Remaining Portfolio Balance
     (G) Delinquent Receivables                                                         KEYCORP                         AFG
                                                                  ------------------------------------------  -------------------
         (i)  30-59 Days Delinquent ($)                                    $2,510,512.45          5.523974%         $136,011.91
         (ii)  60-89 Days Delinquent ($)                                   $1,065,543.22          2.344554%               $0.00
         (iii) 90 Days or More Delinquent ($)                                $746,396.01          1.642323%               $0.00
         (iv) Financed Vehicles repossessed but not yet
               Charged off                                                         $0.00          0.000000%          $64,348.14
                                                                  -----------------------  -----------------  ------------------
         (v) Total ($)                                                     $4,322,451.68          9.510851%         $200,360.05

         (i)  30-59 Days Delinquent (#)                                              393          4.669677%                  29
         (ii)  60-89 Days Delinquent (#)                                             161          1.913023%                   -
         (iii) 90 Days or More Delinquent (#)                                        122          1.449620%                  12
         (iv) Financed Vehicles repossessed but not yet
               Charged off                                                             -          0.000000%                   -

                                                                  -----------------------  -----------------  ------------------
         (v) Total (#)                                                                676         8.032319%                   41
     (H) Additional Receivables Transferred This Period
         (i)  Principal Balance
         (ii)  Weighted Average Coupon
         (iii)  Weighted Average Remaining Maturity
     (I) Recoveries from Prior Month Charge Offs

IV. INPUTS DERIVED FROM OTHER SOURCES
-------------------------------------
     (A) Reserve Account Investment Income
     (B) Payahead Account Investment Income
     (C) Collection Account Investment Income
     (D) Note Distribution Account Investment Income
     (E) Prefunding Account Investment Earnings
     (F) Gross Principal Balance of Defaulted Receivables
     (G)  Gross Interest Balance of Defaulted Receivables
     (H)  Aggregate Gross Losses for Collection Period
     (I) Liquidated Receivables Information
         (i)   Liquidation Proceeds Related to Recovery of Principal from prior month's Charge Offs
         (ii)  Liquidation Proceeds Related to Recovery of Interest from prior month's Charge Offs
     (J) Aggregate Net Losses for Collection Period
     (K) One Month LIBOR
     (L) Days in Accrual Period
     (M) Cumulative Turbo Amount
     (N) Additional Servicing Fees
     (O)  Number of Contracts Defaulted During the Collection Period


III. MONTHLY INPUTS FROM THE MAINFRAME                                                  KEYBANK                    AFG
--------------------------------------                                                  -------                    ---
     (A) Principal
         (i)   Principal Collections                                                      $3,573,680.98              $482,851.42
         (ii)  Prepayments                                                                        $0.00              $266,237.53
         (iii) Repurchased Loan Proceeds Related to Principal                                     $0.00                    $0.00
         (iv) Other Refunds Related to Principal                                                  $0.00                    $0.00
     (B) Interest
         (i)   Interest Collections                                                         $493,207.27              $154,329.32
         (ii)  Repurchased Loan Proceeds Related to Interest                                      $0.00                    $0.00
     (E) Payahead Account
         (i)  Payments Applied                                                                    $0.00                $7,236.65
         (ii) Additional Payaheads                                                                $0.00                    $0.00
         (iii) Net Addition to Payahead Account                                                   $0.00               ($7,236.65)
     (F) Portfolio Summary as of End of Month
         (i)   Weighted Average Coupon (WAC)                                                     11.39%                   19.54%
         (ii)  Weighted Average Remaining Maturity (WAM)                                     22.69 Mos.               16.50 Mos.
         (iii) Remaining Number of Receivables                                                    8,416                    1,688
         (iv) Remaining Portfolio Balance                                                 45,447,581.36             7,993,243.21
     (G) Delinquent Receivables                                                             AFG                          TOTAL
                                                                  --------------------------------------  -----------------------
         (i)  30-59 Days Delinquent ($)                                                       1.701586%            $2,646,524.36
         (ii)  60-89 Days Delinquent ($)                                                      0.000000%            $1,065,543.22
         (iii) 90 Days or More Delinquent ($)                                                 0.000000%              $746,396.01
         (iv) Financed Vehicles repossessed but not yet
               Charged off                                                                    0.805032%               $64,348.14
                                                                  -------------- -----------------------  -----------------------
         (v) Total ($)                                                                        2.506618%            $4,522,811.73

         (i)  30-59 Days Delinquent (#)                                                       1.718009%                      422
         (ii)  60-89 Days Delinquent (#)                                                      0.000000%                      161
         (iii) 90 Days or More Delinquent (#)                                                 0.000000%                      122
         (iv) Financed Vehicles repossessed but not yet
               Charged off                                                                    0.000150%                       12
                                                                                                          -----------------------
                                                                  -------------- -----------------------
         (v) Total (#)                                                                        2.428910%                      717
     (H) Additional Receivables Transferred This Period
         (i)  Principal Balance                                                                     N/A                      N/A
         (ii)  Weighted Average Coupon                                                              N/A                      N/A
         (iii)  Weighted Average Remaining Maturity                                                 N/A                      N/A
     (I) Recoveries from Prior Month Charge Offs                                             $98,680.81               $73,718.05

IV. INPUTS DERIVED FROM OTHER SOURCES                                                   KEYBANK                    AFG
-------------------------------------                                                   -------                    ---
     (A) Reserve Account Investment Income
     (B) Payahead Account Investment Income
     (C) Collection Account Investment Income
     (D) Note Distribution Account Investment Income
     (E) Prefunding Account Investment Earnings
     (F) Gross Principal Balance of Defaulted Receivables                                   $180,992.89               $43,899.94
     (G)  Gross Interest Balance of Defaulted Receivables                                        $17.47                $1,712.03
     (H)  Aggregate Gross Losses for Collection Period                                      $181,010.36               $45,611.97
     (I) Liquidated Receivables Information
         (i)   Liquidation Proceeds Related to Recovery of Principal from
                prior month's Charge Offs                                                    $98,680.81               $73,718.05
         (ii)  Liquidation Proceeds Related to Recovery of Interest from
                prior month's Charge Offs                                                         $0.00                    $0.00
     (J) Aggregate Net Losses for Collection Period                                          $82,312.08              ($29,818.11)
     (K) One Month LIBOR
     (L) Days in Accrual Period
     (M) Cumulative Turbo Amount
     (N) Additional Servicing Fees
     (O)  Number of Contracts Defaulted During the Collection Period                                 24                       15
III. MONTHLY INPUTS FROM THE MAINFRAME                                                    TOTAL
--------------------------------------                                                    -----
     (A) Principal
         (i)   Principal Collections                                                        $4,056,532.40
         (ii)  Prepayments                                                                    $266,237.53
         (iii) Repurchased Loan Proceeds Related to Principal                                       $0.00
         (iv) Other Refunds Related to Principal                                                    $0.00
     (B) Interest
         (i)   Interest Collections                                                           $647,536.59
         (ii)  Repurchased Loan Proceeds Related to Interest                                        $0.00
     (E) Payahead Account
         (i)  Payments Applied                                                                  $7,236.65
         (ii) Additional Payaheads                                                                  $0.00
         (iii) Net Addition to Payahead Account                                                ($7,236.65)
     (F) Portfolio Summary as of End of Month
         (i)   Weighted Average Coupon (WAC)                                                       12.61%
         (ii)  Weighted Average Remaining Maturity (WAM)                                       21.76 Mos.
         (iii) Remaining Number of Receivables                                                     10,104
         (iv) Remaining Portfolio Balance                                                  $53,440,824.57
     (G) Delinquent Receivables                                                 TOTAL
                                                                  ----------------------------------------
         (i)  30-59 Days Delinquent ($)                                         4.952252%
         (ii)  60-89 Days Delinquent ($)                                        1.993875%
         (iii) 90 Days or More Delinquent ($)                                   1.396678%
         (iv) Financed Vehicles repossessed but not yet
               Charged off                                                      0.120410%
                                                                  ----------------------------------------
         (v) Total ($)                                                          8.463215%

         (i)  30-59 Days Delinquent (#)                                         4.176564%
         (ii)  60-89 Days Delinquent (#)                                        1.593428%
         (iii) 90 Days or More Delinquent (#)                                   1.207443%
         (iv) Financed Vehicles repossessed but not yet                         0.118765%
               Charged off

                                                                  ----------------------------------------
         (v) Total (#)                                                          7.096200%
     (H) Additional Receivables Transferred This Period
         (i)  Principal Balance                                                                       N/A
         (ii)  Weighted Average Coupon                                                                N/A
         (iii)  Weighted Average Remaining Maturity                                                   N/A
     (I) Recoveries from Prior Month Charge Offs                                              $172,398.86

IV. INPUTS DERIVED FROM OTHER SOURCES                                                     TOTAL
-------------------------------------                                                     -----
     (A) Reserve Account Investment Income                                                     $27,693.62
     (B) Payahead Account Investment Income                                                       $306.39
     (C) Collection Account Investment Income                                                   $2,235.67
     (D) Note Distribution Account Investment Income                                                $0.00
     (E) Prefunding Account Investment Earnings                                                       N/A
     (F) Gross Principal Balance of Defaulted Receivables                                     $224,892.83
     (G)  Gross Interest Balance of Defaulted Receivables                                       $1,729.50
     (H)  Aggregate Gross Losses for Collection Period                                        $226,622.33
     (I) Liquidated Receivables Information                                                         $0.00
         (i)   Liquidation Proceeds Related to Recovery of Principal from
                prior month's Charge Offs                                                     $172,398.86
         (ii)  Liquidation Proceeds Related to Recovery of Interest from
                prior month's Charge Offs                                                           $0.00
     (J) Aggregate Net Losses for Collection Period                                            $52,493.97
     (K) One Month LIBOR                                                                              N/A
     (L) Days in Accrual Period                                                                   31 Days
     (M) Cumulative Turbo Amount                                                            17,537,949.69
     (N) Additional Servicing Fees                                                                  1.00%
     (O)  Number of Contracts Defaulted During the Collection Period                                   39


May 2000 - Collection Period            Page 3

                         KEY AUTO FINANCE TRUST 1997-1
                            MONTHLY SERVICER REPORT
                  SERVICER: KEY BANK USA, NATIONAL ASSOCIATION
                  OWNER TRUSTEE: CHASE MANHATTAN BANK DELAWARE
                    INDENTURE TRUSTEE: BANKERS TRUST COMPANY

                 MONTHLY COLLECTIONS
                 -------------------
V. INTEREST COLLECTIONS                                       KEYBANK            AFG                TOTAL
-----------------------                                                                          -----------
     (A) Interest Collections                              $  493,207.27      $154,329.32        $647,536.59
     (B) Liquidation Proceeds Related to Interest             $98,680.81       $73,718.05        $172,398.86
     (C) Repurchased Loan Proceeds Related to Interest             $0.00            $0.00              $0.00
                                                           -------------      -----------        -----------
     (D) Total Interest Collections                          $591,888.08      $228,047.37        $819,935.45

VI. PRINCIPAL COLLECTIONS
-------------------------
     (A) Principal Payments Received                       $3,573,680.98      $749,088.95       4,322,769.93
     (B) Repurchased Loan Proceeds Related to Principal             0.00             0.00               0.00
     (C) Other Refunds Related to Principal                         0.00             0.00               0.00
                                                           -------------      -----------        -----------
     (D) Total Principal Collections                       $3,573,680.98      $749,088.95       4,322,769.93



VIII. TOTAL COLLECTIONS                                    $4,165,569.06      $977,136.32       5,142,705.38
-----------------------

                MONTHLY DISTRIBUTIONS
                ---------------------

VIII. FEE DISTRIBUTIONS                                                                                             Per $1,000
-----------------------                                                                                            of Securities
     (A) Servicing Fee                                                                                             -------------
         (i)   Servicing Fee Due                                                                 $ 48,323.74
         (ii)  Servicing Fee Paid (after reserve fund draw)                                        48,323.74          0.1059764
                                                                                                 -----------
         (iii) Servicing Fee Shortfall (after reserve fund draw)                                       $0.00          0.0000000

IX. INTEREST DISTRIBUTIONS
--------------------------
     (A) Class A-1 Notes
         (i)   Class A-1 Notes Interest Due                                                            $0.00
         (ii)  Class A-1 Notes Interest Paid (after reserve fund draw)                                  0.00          0.0000000
                                                                                                 -----------
         (iii) Class A-1 Notes Interest Shortfall (after reserve fund draw)                            $0.00          0.0000000
     (B) Class A-2 Notes
         (i)   Class A-2 Notes Interest Due                                                            $0.00
         (ii)  Class A-2 Notes Interest Paid (after reserve fund draw)                                  0.00          0.0000000
                                                                                                 -----------
         (iii) Class A-2 Notes Interest Shortfall (after reserve fund draw)                            $0.00          0.0000000
     (C) Class A-3 Notes
         (i)   Class A-3 Notes Interest Due                                                      $ 72,485.37
         (ii)  Class A-3 Notes Interest Paid (after reserve fund draw)                             72,485.37          1.5709537
                                                                                                 -----------
         (iii) Class A-3 Notes Interest Shortfall (after reserve fund draw)                            $0.00          0.0000000
     (D) Class B Notes
         (i)   Class B Notes Interest Due                                                        $140,304.00
         (ii)  Class B Notes Interest Paid (after reserve fund draw)                              140,304.00          5.3333333
                                                                                                 -----------
         (iii) Class B Notes Interest Shortfall (after reserve fund draw)                              $0.00          0.0000000
     (E) Total Note Interest
         (i)   Total Note Interest Due                                                           $212,789.37
         (ii)  Total Note Interest Paid (after reserve fund draw)                                 212,789.37          0.4853241
                                                                                                 -----------
         (iii) Total Note Interest Shortfall (after reserve fund draw)                                 $0.00          0.0000000



May 2000 - Collection Period

                         KEY AUTO FINANCE TRUST 1997-1
                            MONTHLY SERVICER REPORT
                 SERVICER KEY: BANK USA, NATIONAL ASSOCIATION
                 OWNER TRUSTEE: CHASE MANHATTAN BANK DELAWARE
                   INDENTURE TRUSTEE: BANKERS TRUST COMPANY

     (F) Certificates
         (i)   Certificates Interest Due                                                           $112,535.50
         (ii)  Certificates Monthly Interest Paid (after reserve fund draw)                         112,535.50        6.4166687
                                                                                                 -------------
         (iii) Certificates Monthly Interest Shortfall (after reserve fund draw)                         $0.00        0.0000000
     (G) Total Note and Certificate Interest
         (i)   Total Note and Certificate Interest Due                                             $325,324.87
         (ii)  Total Note and Certificate Interest Paid (after reserve fund draw)                   325,324.87        0.7134536
                                                                                                 -------------
         (iii) Total Note and Certificate Interest Shortfall (after reserve fund draw)                   $0.00        0.0000000

X. PRINCIPAL DISTRIBUTIONS
--------------------------
     (A) Noteholders' Principal Distribution Amounts
         (i)   Noteholders' Regular Principal Distribution Amount                                $4,547,662.76
         (ii)  Noteholders' Accelerated Principal Distribution Amount                                     0.00
                                                                                                 -------------
         (iii) Noteholders' Total Principal Distribution Amount                                  $4,547,662.76
     (B) Class A-1 Notes Principal
         (i)   Class A-1 Notes Principal Due                                                             $0.00
         (ii)  Class A-1 Notes Principal Paid (after reserve fund draw)                                   0.00
                                                                                                 -------------
         (iii) Class A-1 Notes Principal Shortfall (after reserve fund draw)                             $0.00        0.0000000
         (iv) Class A-1 Notes Accelerated Principal from Excess Interest Distribution Amount             $0.00
         (iv) Class A-1 Notes Accelerated Principal from Reserve Fund Excess Distribution Amount         $0.00
                                                                                                 -------------
         (v)  Class A-1 NotesTotal Principal Paid                                                        $0.00        0.0000000
     (C) Class A-2 Notes Principal
         (i)   Class A-2 Notes Principal Due                                                             $0.00
         (ii)  Class A-2 Notes Principal Paid (after reserve fund draw)                                   0.00        0.0000000
                                                                                                 -------------
         (iii) Class A-2 Notes Principal Shortfall (after reserve fund draw)                             $0.00        0.0000000
     (D) Class A-3 Notes Principal
         (i)   Class A-3 Notes Principal Due                                                     $4,547,662.76
         (ii)  Class A-3 Notes Principal Paid (after reserve fund draw)                           4,547,662.76       98.5601257
                                                                                                 -------------
         (iii) Class A-3 Notes Principal Shortfall (after reserve fund draw)                             $0.00        0.0000000
     (E) Class B Notes Principal
         (i)   Class B Notes Principal Due                                                               $0.00
         (ii)  Class B Notes Principal Paid (after reserve fund draw)                                     0.00        0.0000000
                                                                                                 -------------
         (iii) Class B Notes Principal Shortfall (after reserve fund draw)                               $0.00        0.0000000
     (F) Total Notes Principal
         (i)   Total Notes Principal Due                                                         $4,547,662.76
         (ii)  Total Notes Principal Paid (after reserve fund draw)                               4,547,662.76       10.3721827
                                                                                                 -------------
         (iii) Total Notes Principal Shortfall (after reserve fund draw)                                 $0.00        0.0000000
     (G) Certificates Principal
         (i)   Certificates Principal Due                                                                $0.00
         (ii)  Certificates Principal Paid (after reserve fund draw)                                      0.00        0.0000000
                                                                                                 -------------
         (iii) Certificates Principal Shortfall (after reserve fund draw)                                $0.00        0.0000000
     (H) Total Notes and Certificates Principal
         (i)   Total Notes and Certificates Principal Due                                        $4,547,662.76
         (ii)  Total Notes and Certificates Principal Paid (after reserve fund draw)              4,547,662.76        9.9732508
                                                                                                 -------------
         (iii) Total Notes and Certificates Principal Shortfall (after reserve fund draw)                $0.00
     (I)  Remaining Available Principal and Interest                                                     $0.00
     (J) Additional Servicing Fees
         (i)   Additional Servicing Fees Due                                                             $0.00
         (ii)  Additional Servicing Fees Paid                                                            $0.00
         (iii) Additional Servicing Fees Shortfall                                                       $0.00
     (K) Distribution to Seller                                                                          $0.00


May 2000 - Collection Period

                        KEY AUTO FINANCE TRUST 1997-1
                           MONTHLY SERVICER REPORT
                 SERVICER: KEY BANK USA, NATIONAL ASSOCIATION
                 OWNER TRUSTEE: CHASE MANHANTTAN BANK DELAWARE
                   INDENTURE TRUSTEE: BANKERS TRUST COMPANY


                              DISTRIBUTIONS SUMMARY
                              ---------------------
     (A) Total Collections                                                                                            $5,142,705.38
     (B) Amount of Draw from Reserve Account                                                                                   0.00
     (C) Amount of Release from Reserve Account                                                                                0.00
     (D) Total Amount Available for Distribution                                                                       5,142,705.38
     (E) Required Distributions                                                                                        4,921,311.37
     (F) Amount of Deposit into Reserve Account                                                                          221,394.01
     (G) DistributionbtoiSeller                                                                                                0.00
     (H) Total Distributions                                                                                           5,142,705.38

                         PORTFOLIO AND SECURITY SUMMARY
                         ------------------------------
                                                                                         Beginning                        End
XI. POOL BALANCES AND PORTFOLIO INFORMATION                                              of Period                     of Period
-------------------------------------------                                            --------------                --------------
     (A) Balances and Principal Factors
         (i)    Aggregate Balance of Notes                                             $40,450,487.33                $35,902,824.57
         (ii)   Note Pool Factor                                                            0.0922583                     0.0818862
         (iii)  Class A-1 Notes Balance                                                          0.00                          0.00
         (iv)   Class A-1 Notes Pool Factor                                                 0.0000000                     0.0000000
         (v)    Class A-2 Notes Balance                                                          0.00                          0.00
         (vi)   Class A-2 Notes Pool Factor                                                 0.0000000                     0.0000000
         (vii)  Class A-3 Notes Balance                                                 14,143,487.33                  9,595,824.57
         (viii) Class A-3 Notes Pool Factor                                                 0.3065275                     0.2079674
         (ix)    Class B Notes Balance                                                  26,307,000.00                 26,307,000.00
         (x)   Class B Notes Pool Factor                                                    1.0000000                     1.0000000
         (iv)   Certificates Balance                                                    17,538,000.00                 17,538,000.00
         (x)    Certificates Pool Factor                                                    1.0000000                     1.0000000
         (xi)   Total Principal Balance of Notes and Certificates                       57,988,487.33                 53,440,824.57
     (B) Portfolio Information
         (i)   Weighted Average Coupon (WAC)                                                   12.63%                        12.61%
         (ii)  Weighted Average Remaining Maturity (WAM)                                   22.62 Mos.                    21.76 Mos.
         (iii) Remaining Number of Receivables                                                 10,558                        10,104
         (iv)  Portfolio Receivable Balance                                            $57,988,487.33                $53,440,824.57
     (C) Overcollateralization
         (i)   Dollar Amount                                                                    $0.00                         $0.00
         (iii)  Percent                                                                        0.000%                        0.000%

                               SUMMARY OF ACCOUNTS
                               -------------------

XII. RECONCILIATION OF PREFUNDING ACCOUNT
-----------------------------------------
     (A) Beginning of Month Prefunding Account Balance                                                                          N/A
     (B) Principal Balance of Loans Purchased During the Period                                                                 N/A
     (C) End of Month Prefunding Account Balance                                                                                N/A


XIII. RECONCILIATION OF PAYAHEAD ACCOUNT
----------------------------------------
     (A) Beginning of Month Payahead Account Balance                                                                     $70,837.69
     (B)  Draws
         (i)  Payments Applied                                                                                            $7,236.65
     (C) Additional Payaheads Deposited into the Payahead Account                                                              0.00
     (D) End of Month Payahead Account Balance                                                                            63,601.04

May 2000 - Collection Period
                                     Page 6

                        KEY AUTO FINANCE TRUST 1997-1
                           MONTHLY SERVICER REPORT
                 SERVICER KEY: BANK USA, NATIONAL ASSOCIATION
                OWNER TRUSTEE: CHASE MANHATTAN BANK DELAWARE
                   INDENTURE TRUSTEE: BANKERS TRUST COMPANY

XIV. RECONCILIATION OF RESERVE ACCOUNT
--------------------------------------
     (A) Beginning Reserve Account Balance
     (B) Draws
         (i)   Draw for Servicing Fee
         (ii)  Draw for Interest
         (iii) Draw for Principal
     (C) Excess Interest Deposited into the Reserve Account
     (D) Reserve Account Balance Prior to Release
     (E) Reserve Account Required Amount
     (G) Reserve Account Release to Turbo
     (G) Reserve Account Release to Issuer
     (H) Ending Reserve Account Balance

XV. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------
     (A) Liquidation Proceeds
     (B) Aggregate Net Losses for Collection Period
     (C) Charge-off Rate for Collection Period (annualized)
     (D) Cumulative Net Losses for all Periods
     (E) Delinquent Receivables                                                   % of Ending Portfolio Balance
                                                                                  -------------------------------
         (i)  60-89 Days Delinquent                                                         0.0199387
         (ii) 90 Days or More Delinquent                                                    0.0139668
         (iii) Financed Vehicles repossessed but not yet Charged off                        0.0012041
         (iv) Total                                                                         0.0351096

XVI. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE*
-------------------------------------------------------------
     (A) Ratio of Aggregate Net Losses to the Average Pool Balance
         (i) Second Preceding Collection Period
         (ii) Preceding Collection Period
         (iii) Current Collection Period
         (iv) Three Month Average (Avg(i,ii,iii))
         (v) Net Loss Trigger
     (B) Ratio of Aggregate Balance of Contracts Delinquent 60 Days or More to
           the Outstanding Balance of Receivables.
         (i) Second Preceding Collection Period
         (ii) Preceding Collection Period
         (iii) Current Collection Period
         (iv) Three Month Average (Avg(i,ii,iii))
         (v) Net Delinquency Trigger
     (C) Loss and Delinquency Trigger Indicator

---------------------------------------------------
*Based on aggregate balances of Key Bank and AFG.


XIV. RECONCILIATION OF RESERVE ACCOUNT
     (A) Beginning Reserve Account Balance                                                              $ 6,527,085.63
     (B) Draws
         (i)   Draw for Servicing Fee                                                                             0.00
         (ii)  Draw for Interest                                                                                  0.00
         (iii) Draw for Principal                                                                                 0.00
     (C) Excess Interest Deposited into the Reserve Account                                                 221,394.01
     (D) Reserve Account Balance Prior to Release                                                         6,748,479.64
     (E) Reserve Account Required Amount                                                                  6,839,790.00     0.1279881
     (G) Reserve Account Release to Turbo                                                                         0.00
     (G) Reserve Account Release to Issuer                                                                        0.00
     (H) Ending Reserve Account Balance                                                                   6,748,479.64


XV. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY                          KEYBANK          AFG                  TOTAL
---------------------------------------------                         ----------     ----------         --------------
     (A) Liquidation Proceeds                                         $98,680.81     $73,718.05             172,398.86
     (B) Aggregate Net Losses for Collection Period                                                          52,493.97
     (C) Charge-off Rate for Collection Period (annualized)                                                  0.0028266
     (D) Cumulative Net Losses for all Periods                                                           23,496,482.57
     (E) Delinquent Receivables                                                                   Units
                                                                                     ---------------------------------
         (i)  60-89 Days Delinquent                                                           161  0.0159343
         (ii) 90 Days or More Delinquent                                                      122  0.0120744
         (iii) Financed Vehicles repossessed but not yet Charged off                           12  0.0011876
         (iv) Total                                                                           295  0.0291964

XVI. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE*
-------------------------------------------------------------
     (A) Ratio of Aggregate Net Losses to the Average Pool Balance
         (i) Second Preceding Collection Period                                                                    0.0077855
         (ii) Preceding Collection Period                                                                          0.0011163
         (iii) Current Collection Period                                                                           0.0009052
         (iv) Three Month Average (Avg(i,ii,iii))                                                                  0.0032690
         (v) Net Loss Trigger                                                                                      0.0325000
     (B) Ratio of Aggregate Balance of Contracts Delinquent
           60 Days or More to the Outstanding Balance of Receivables.
         (i) Second Preceding Collection Period                                                                    0.0295004
         (ii) Preceding Collection Period                                                                          0.0359892
         (iii) Current Collection Period                                                                           0.0351096
         (iv) Three Month Average (Avg(i,ii,iii))                                                                  0.0335331
         (v) Net Delinquency Trigger                                                                               0.0175000
     (C) Loss and Delinquency Trigger Indicator                                                    Trigger was hit

---------------------------------------------------
*Based on aggregate balances of Key Bank and AFG.


May 2000 - Collection Period

                                    Page 7